                                INDENTURE


     INDENTURE, dated as of February 5, 1997, between Republic Bancorp, Inc., a corporation duly organized and existing under the laws of the State of Kentucky (the "Corporation"), having its principal office at 601 West Market Street, Louisville, Kentucky 40202, and Steven E. Trager, an individual, as Trustee (herein called the "Trustee").

                             RECITALS OF THE CORPORATION

     WHEREAS, Republic Capital Trust, a Delaware business trust (the "Trust"), formed under the Declaration of Trust among the Corporation, as trust sponsor, Steven E. Trager, as property trustee (the "Property Trustee"), and Steven E. Trager, L. Lee Kinsolving, Jr., and A. Scott Trager, as regular trustees (the "Republic Trustees"), dated as of February 5, 1997 (as the same may be supplemented or amended from time to time in accordance with its terms, the "Declaration"), pursuant to the subscription agreements (the "Purchase Agreements"), among the Corporation, the Trust and the subscribers named therein, will issue and sell up to 97,000 of its 8.5% Preferred Securities (the "Preferred Securities") with a liquidation amount of $100 per Preferred Security;

     WHEREAS, the trustees of the Trust, on behalf of the Trust, will execute and deliver to the Corporation Common Securities (the "Common Securities") of the Trust, registered in the name of the Corporation, in an aggregate amount equal to approximately three percent of the capitalization of the Trust (the "Common Securities");

     WHEREAS, the Trust will use the proceeds from the sale of the Preferred Securities and the Common Securities to purchase from the Corporation 8.5% Convertible Subordinated Debentures due 2027 (the "Debt Securities") of the Corporation;

     WHEREAS, the Corporation has duly authorized the creation of the Debt Securities of the tenor and amount herein set forth and to provide therefor the Corporation has duly authorized the execution and delivery of this Indenture;

     WHEREAS, so long as the Trust is a Holder of Debt Securities, and any Preferred Securities are outstanding, the Declaration provides that the holders of Preferred Securities may cause the Conversion Agent (as defined in the Declaration) to [a] exchange such Preferred Securities for Debt Securities held by the Trust and [b] immediately convert such Securities into Common Stock of the Corporation; and

     WHEREAS, all things necessary to make the Debt Securities, when executed by the Corporation and authenticated and delivered hereunder and duly issued by the Corporation, the valid obligations of the Corporation, and to make this Indenture a valid agreement of the Corporation, in accordance with their and its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Debt Securities by the holders thereof, it is mutually agreed, for the equal and proportionate benefit of all holders of the Debt Securities, as follows:

                                      ARTICLE I
                                     DEFINITIONS

     SECTION 1.01. DEFINITIONS.

     The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the
respective meanings specified in this Section 1.01.   All accounting terms
used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "Additional Interest" shall have the meaning set forth in Section 2.5.

     "Affiliate" means, with respect to a specified Person, (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities or other ownership interests of the specified Person, (b) any Person 10% or more of whose outstanding voting securities or other ownership interests are directly or indirectly owned, controlled or held with power to vote by the specified Person, (c) any Person directly or indirectly controlling, controlled by, or under common control with the specified Person, (d) a partnership in which the specified Person is a general partner, (e) any officer or director of the specified Person, and
(f) if the specified Person is an individual, any entity of which the specified Person is an officer, director or general partner.

     "Bankruptcy Law" shall mean Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

     "Board of Directors" shall mean the board of directors or the executive committee or any other duly authorized designated officers of the Corporation.

     "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

     "Business Day" shall mean, with respect to the Debt Securities, any day other than a day on which federal or state banking institutions in Louisville, Kentucky, are authorized or obligated by law, executive order or regulation to close.

     "Certificate" shall mean a certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Corporation.

     "Common Securities" shall mean undivided beneficial interests in the assets of the Trust which rank pari passu with Preferred Securities issued by the Trust; provided, however, that upon the occurrence of an Event of Default, the rights of holders of Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of holders of Preferred Securities.

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     "Common Securities Guaranty" shall mean, in respect of the Trust, any guarantee that the Corporation may enter into with any Person or Persons and that operates directly or indirectly for the benefit of holders of Common Securities of the Trust.

     "Common Stock" means the Class A Common Stock of the Corporation.

     "Compounded Interest" shall have the meaning set forth in Section 4.1.

     "Corporation" shall mean Republic Bancorp, Inc., a Kentucky corporation, and, subject to the provisions hereof, shall include its successors and assigns.

     "Custodian" shall mean any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

     "Debt Security" or "Debt Securities" shall have the meaning stated in recitals of this Indenture and more particularly means any debt security or debt securities, as the case may be, authenticated and delivered under this Indenture.

     "Default" means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

     "Deferred Interest" shall have the meaning set forth in Section 4.1.

     "Direct Action" means a proceeding directly instituted by a holder of Preferred Securities for enforcement of payment to such holder of the principal of or interest on the Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Debt Securities, if an "Event of Default" under the Declaration has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on the Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date.)

     "Dissolution Event" means that, subject to the receipt by the Corporation of prior approval from the Board of Governors of the Federal Reserve System or a Federal Reserve Bank (the "Federal Reserve") if then required under applicable capital guidelines or policies of the Federal Reserve, the Trust is to be dissolved in accordance with the Declaration, and the Debt Securities are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with such Declaration.

     "Event of Default" shall mean any event specified in Section 8.01, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Indenture" shall mean this indenture as originally adopted or, if amended or supplemented as herein provided, as so amended or supplemented, or both, and shall include the form and terms of Debt Securities established as contemplated hereunder.

     "Interest" shall include all interest payable on the Debt Securities including any Additional Interest and Compounded Interest.

     "Interest Payment Date," when used with respect to any installment of interest on a Debt Security, shall mean the date specified in such Debt Security or in this Indenture or in an indenture supplemental hereto as the fixed date on which an installment of interest with respect to Debt Securities is due and payable.

     "Maturity Date" means April 1, 2027.

     "Notice of Conversion" means the notice to be given by a holder of Trust Securities to the Conversion Agent to exchange such Trust Securities for Debt Securities and to convert such Debt Securities into Common Stock.

     "Officers' Certificate" shall mean a certificate signed by the Chairman of the Board, the President, any Vice President, and by the Treasurer, an Assistant Treasurer, the Comptroller, an Assistant Comptroller, the Secretary or an Assistant Secretary of the Corporation, and delivered to the Trust.

     "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Corporation.

     "Original Issue Date" of any Debt Security (or any portion thereof) shall mean the earlier of (a) the date of such Debt Security or (b) the date of any Debt Security (or portion thereof) for which such Debt Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

     The term "outstanding", when used with reference to Debt Securities, shall mean, as of any particular time, all Debt Securities issued and delivered under this Indenture, except

     (a) Debt Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

     (b) Debt Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or its fiduciary or shall have been set aside and segregated in trust by the Corporation; provided that, if such Debt Securities, or portions thereof, are to be redeemed prior to maturity thereof, notice of such redemption shall have been given as provided herein or provision shall have been made for giving such notice.

     "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Predecessor Security" of any particular Debt Security means every previous Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Debt Security; and, for the purposes of this definition, any Debt Security delivered hereunder in lieu of a lost, destroyed or stolen Debt Security shall be deemed to evidence the same debt and guarantee as the lost, destroyed or stolen Debt Security.

     "Preferred Securities" shall mean undivided beneficial interests in the assets of the Trust which rank pari passu with Common Securities issued by such Trust; provided, however, that upon the occurrence of an Event of Default, the rights of holders of Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of holders of Preferred Securities.

     "Preferred Securities Guaranty" shall mean, in respect of the Trust, any guaranty that the Corporation may enter into with or for the benefit of holders of Preferred Securities of the Trust.

     "Record Date" shall have the meaning set forth in the Debt Securities.

     "Redemption Date" means the date fixed for redemption of Debt Securities pursuant to this Indenture.

     "Redemption Price" shall have the meaning set forth in Section 3.1.

     "Securityholder," "holder of Debt Securities," or other similar terms, shall mean any Person in whose name at the time a particular Debt Security is registered on the register kept by the Corporation or the Trustee for that purpose in accordance with the terms hereof.

     "Senior Indebtedness" means, with respect to the Corporation, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor; (ii) all capital lease obligations of such obligor; (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such obligor for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for any indebtedness between or among the Corporation and any of its Affiliates and any other debt securities issued pursuant to this Indenture and guarantees in respect of those debt securities. Notwithstanding the forgoing, Senior Indebtedness shall not include any portion of the amount necessary to pay all principal, premium and interest, if any, on any indebtedness or obligation of the Corporation which would have been paid to, and retained by, the holders of such subordinate indebtedness (whether as a result of the receipt of payments by the holders of such subordinate indebtedness from the Corporation or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such subordinate indebtedness pursuant to any provision of such other indebtedness for the payment over of amounts received on account of such other indebtedness to the holders of such subordinate indebtedness) but for the fact that such subordinate indebtedness is subordinated or junior in right of payment to trade accounts payable or accrued liabilities of the Corporation arising in the ordinary course of business.

     "Stated Maturity", when used with respect to any Debt Security or any installment of interest thereon, means the date specified in such Debt Security as the fixed date on which the principal, together with any accrued and unpaid interest (including Compounded Interest), of such Debt Security or such installment of interest is due and payable.

     "Subsidiary" shall mean with respect to any Person, (i) any corporation at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of the outstanding partnership or similar interests of which shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

     "Tax Event" has the meaning specified in Annex I to the Declaration.

     "Trust" shall mean the Republic Capital Trust, a Delaware business trust, or any other similar trust created for the purpose of issuing Preferred Securities in connection with the issuance of Debt Securities under this Indenture.

     "Trust Securities" shall mean Common Securities and Preferred Securities of the Trust.

     "U.S. Government Obligations" shall mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

                                      ARTICLE II
                 GENERAL TERMS AND CONDITIONS OF THE DEBT SECURITIES

     SECTION 2.1.  TERMS GENERALLY.

     The Debt Securities are hereby authorized as a single series. The aggregate principal amount of Debt Securities outstanding at any time shall not exceed $10,000,000.

     The Debt Securities shall be issued pursuant to an exemption from registration under the Securities Act and a restricted securities legend shall appear thereon, unless otherwise determined by the Corporation in accordance with applicable law.

     SECTION 2.2.  MATURITY.

     At the Maturity Date the Debt Securities shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest and Additional Interest thereon, if any.

     SECTION 2.3.  CERTIFICATION.

     Debt Securities shall be issued in fully registered certificated form without interest coupons. Principal and interest on Debt Securities will be payable, the transfer of such Debt Securities will be registrable and such Debt Securities will be exchangeable for Debt Securities bearing identical terms and provisions at the office or agency of the Corporation; provided, however, that payment of interest may be made at the option of the Corporation by check mailed to the holder of any Debt Security at such address as shall appear in the Debt Security Register for such series of Debt Securities.

     SECTION 2.4.  DISSOLUTION EVENT.

     (a) In connection with a dissolution of the Trust in accordance with the Declaration pursuant to a Dissolution Event,

          (i) the Debt Securities held by the Property Trustee may be presented to the Corporation and any Preferred Security Certificate will be deemed to represent beneficial interests in Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of such Preferred Securities until such Preferred Security Certificate is presented to the Corporation for transfer or reissuance at which time such Preferred Security Certificates will be canceled and a Debt Security previously held by the Property Trustee registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate canceled, will be executed by the Corporation and delivered to such holder.

     (b) The Debt Securities may not be transferred except in compliance with the restricted securities legend, applicable to such Debt Securities, set forth herein, unless otherwise determined by the Corporation in accordance with applicable law.

     SECTION 2.5.  INTEREST.

     (a) Interest on the Debt Securities shall be at the rate of Eight and 5/10 percent (8.5%) per annum. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a period (assuming each full month elapsed in such period consists of 30 days). In the event that any date on which interest is payable on the Debt Securities is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

     (b) If, at any time while the holder of any Debt Securities is the Property Trustee, the Trust or Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Corporation will pay as additional interest ("Additional Interest") on the Debt Securities held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by such Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.


                                     ARTICLE III
                          REDEMPTION OF THE DEBT SECURITIES

     SECTION 3.1.  OPTIONAL REDEMPTION.

     (a) The Corporation shall have the right to redeem the Debt Securities, in whole or in part, from time to time, on or after April 1, 2002, at a redemption price equal to 100% of the principal amount of the Debt Securities plus any accrued and unpaid interest thereon to the date of such redemption (the "Redemption Price"). Notwithstanding the foregoing, the Corporation shall have the right to redeem the Debt Securities, in whole or in part, upon a Dissolution Event (as defined in the Declaration) or a Tax Event, subject to the terms of the Declaration.

     Any redemption pursuant to this section will be made upon not less than 10 days nor more than 60 days notice given by the Corporation to the holder of the Debt Securities, at the Redemption Price. The Corporation shall notify the Trustee in writing of such redemption at least 10 days prior to the date of such redemption. If Debt Securities are only partially redeemed pursuant to this Section, Debt Securities shall be redeemed pro rata or by lot or by any other method utilized by the Corporation. The Redemption Price shall be paid prior to 12:00 noon, Louisville, Kentucky, time, on the date of such redemption or at such earlier time as the Corporation determines, provided that the Corporation shall deposit an amount sufficient to pay the Redemption Price by 10:00 a.m., Louisville, Kentucky time, on the date such Redemption Price is to be paid.

     SECTION 3.2.  ELECTION TO REDEEM.

     The election of the Corporation to redeem Debt Securities shall be evidenced by a Board Resolution.

                                    ARTICLE IV
                        EXTENSION OF INTEREST PAYMENT PERIOD

     SECTION 4.1.  EXTENSION PERIOD.

     The Corporation shall have the right, at any time and from time to time during the term of the Debt Securities, to defer payments of interest by extending the interest payment period of the Debt Securities for a period not exceeding 20 consecutive quarterly periods (the "Extension Period"), during which Extension Period no interest shall be due and payable; PROVIDED, that no Extension Period shall be initiated while accrued interest with respect to prior, completed Extension Periods is unpaid, and PROVIDED, further that no Extension Period shall extend beyond the maturity of the Debt Securities. In the event that the Corporation exercises this right, then during any Extension Period (a) the Corporation shall not declare or pay dividends on, make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Corporation's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of the Corporation's capital stock or rights to acquire such capital stock for another class or series of the Corporation's capital stock or rights to acquire such capital stock,
(iii) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) dividends and distributions made on the Corporation's capital stock or rights to acquire such capital stock with the Corporation's capital stock or rights to acquire such capital stock), (b) the Corporation shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Corporation that rank pari passu with or junior to such Debt Securities and (c) the Corporation shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Securities Guaranties, as defined in the Declaration). Prior to the termination of any such Extension Period in respect of the Debt Securities, the Corporation may further extend the interest payment period; provided that each such Extension Period in respect of the Debt Securities, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarterly periods or extend beyond the Maturity Date. Upon the termination of any Extension Period and the payment of all amounts then due, the Corporation may commence a new Extension Period, subject to the above requirements. The Corporation may prepay at any time all or any portion of the interest accrued during an Extension Period.

     SECTION 4.2.  NOTICE OF EXTENSION.

     (a) At the time the Corporation initiates an Extension Period, the Corporation shall give written notice to the Regular Trustees and the holders of the Debt Securities of its initiation of


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

such Extension Period at least one Business Day before the Interest Payment Date with respect to interest payments the payment of which is being deferred.


                                   ARTICLE V
                                    EXPENSES

     SECTION 5.1.  EXPENSES.

     In connection with the offering, sale and issuance of the Debt Securities and in connection with the sale of any Trust Securities by the Trust, the Corporation, in its capacity as borrower with respect to the Debt Securities, shall:

     (a) pay all costs and expenses relating to the offering, sale and issuance of Debt Securities of any series;

     (b) pay all costs and expenses of the Trustee hereunder and of the Trust (including, but not limited to, costs and expenses relating to the organization of such Trust, the offering, sale and issuance of the Trust Securities, the fees and expenses of the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets of the Trust);

     (c) be primarily and fully liable for any indemnification obligations arising with respect to the Declaration; and

     (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or assets of the Trust) and all liabilities, costs and expenses with respect to such taxes of the Trust.

     SECTION 5.2.  DELAWARE TRUSTEE.

     Upon termination of the Declaration or the removal or resignation of the Delaware Trustee, the Corporation shall pay to the Delaware Trustee all amounts accrued to the date of such termination, removal or resignation.


                                      ARTICLE VI
                                FORM OF DEBT SECURITY

     The Debt Securities are to be substantially in the following form and are expressly made a part of this Indenture:

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


                              (FACE OF DEBT SECURITY)

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE (THE "SECURITIES LAWS"). THESE SECURITIES (AND ANY SECURITIES INTO WHICH THEY MAY BE CONVERTED) MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION UNDER APPLICABLE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION THEREFROM. THIS CERTIFICATE WILL NOT BE TRANSFERRED ON THE BOOKS OF THE CORPORATION OR ANY TRANSFER AGENT ACTING ON BEHALF OF THE CORPORATION EXCEPT UPON THE RECEIPT OF AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION, THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF ALL APPLICABLE SECURITIES LAWS, OR THE RECEIPT OF EVIDENCE, SATISFACTORY TO THE CORPORATION, THAT THE PROPOSED TRANSFER IS THE SUBJECT OF AN EFFECTIVE REGISTRATION STATEMENT UNDER ALL APPLICABLE SECURITIES LAWS.

NO. 01                                           PRINCIPAL AMOUNT $__________

                                REPUBLIC BANCORP, INC.
         8.5% SUBORDINATED DEFERRABLE INTEREST DEBT SECURITY DUE 2027

REPUBLIC BANCORP, INC., a Kentucky corporation (the "Corporation"), which term includes any successor corporation under the Indenture hereinafter referred to, for value received, hereby promises to pay to Republic Capital Trust, a Delaware business trust, or registered assigns, the principal sum of Ten Million Dollars ($10,000,000) on April 1, 2027, and to pay interest on said principal sum from [THE DATE OF ISSUE], 1997, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on January 1, April 1, July 1 and October 1 of each year commencing April 1, 1997, at the rate of Eight and 5/10 Per Cent (8.5%) per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debt Security is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the Record Date for such interest installment, which shall be the close of business on the 15th Business Day next preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such Record Date and may be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Corporation for the payment of such defaulted interest, notice whereof shall be given to the registered holders of Debt Securities not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debt Security shall be payable at the office or agency of the Corporation (or other paying agent appointed by the Corporation) maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; PROVIDED, however, that payment of interest may be made at the option of the Corporation by check mailed to the registered holder at such address as shall appear in the Security Register.

     The indebtedness evidenced by this Debt Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Debt Security is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debt Security, by accepting the same, agrees to and shall be bound by the provisions of the Indenture. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     The provisions of this Debt Security are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed.

REPUBLIC BANCORP, INC.                                Dated:  __________, 1997

By:_____________________________________

Name: __________________________________

Title:__________________________________

Attest__________________________________

Name:___________________________________

Title:__________________________________

                                [Text of Reverse Side]

     This Debt Security of the Corporation is issued under and pursuant to the Indenture between the Corporation and Steven E. Trager, as trustee, dated February 5, 1997 (the "Indenture"), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Corporation and the holders of the Debt Securities (referred to herein as the "Debt Securities") of which this Debt Security is a part. The summary of the terms of this Debt Security contained herein does not purport to be complete and is qualified by reference to the Indenture. The Debt Securities are limited in aggregate principal amount as specified in said Indenture.

     The Corporation shall have the right to redeem this Debt Security at the option of the Corporation, in whole or in part at any time on or after April 1, 2002 (an "Optional Redemption"), at the redemption price (the "Redemption Price") equal to the principal amount being redeemed, plus accrued and unpaid interest to the redemption date which shall be paid prior to 12:00 noon, Louisville, Kentucky time, on the date of such redemption or at such earlier time as the Corporation determines. In addition, the Corporation has the right to redeem the Debt Securities, in whole or in part, at any time at the Redemption Price upon the occurrence, and during the continuation, of any of the following events: (i) the Republic Trustees shall have received an opinion of independent counsel experienced in practice under the federal securities laws that there is more than an insubstantial risk that the Trust is or will be considered an Investment Company or (ii) the Board of Governors of the Federal Reserve System or a Federal Reserve Bank (the "Federal Reserve") shall have advised the Debt Issuer that the Preferred Securities are not or will be considered not to be "Tier 1 Capital" of the Debt Issuer under the regulations, policies and guidelines of the Federal Reserve or
(iii) a Tax Event. Any redemption pursuant to this paragraph will be made upon not less than 10 days nor more than 60 days notice, at the Redemption Price. If the Debt Securities are only partially redeemed by the Corporation pursuant to an Optional Redemption, the Debt Securities will be redeemed pro rata or by lot or by any other method utilized by the Corporation.

     On the terms and subject to the conditions set forth in the Indenture, the Holder of the Debt Securities has the right, exercisable at any time on or before 5:00 p.m. (Louisville, Kentucky time) on the Business Day immediately preceding the date of repayment of such Securities, whether at maturity or upon redemption, to convert such Securities into fully paid and nonassessable whole shares of Republic Common Stock at a conversion rate of 5 shares of Republic Common Stock for each $100 in aggregate principal amount of Securities, subject to adjustment under certain circumstances, as provided in the Indenture.

     In the event of redemption of this Debt Security in part only, a new Debt Security or Debt Securities for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debt Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Corporation, with the consent of the holders of not less than a majority in aggregate principal amount of the Debt Securities affected at the time outstanding, as specified in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debt Securities; provided, however, that no such supplemental indenture shall among other things, (i) extend the fixed maturity of any Debt Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debt Security so affected, or (ii) reduce, the aforesaid percentage of Debt Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holder of each Debt Security then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debt Securities at the time outstanding affected thereby, on behalf of all of the holders of the Debt Securities, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debt Securities. Any such consent or waiver by the registered holder of this Debt Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debt Security and of any Debt Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debt Security.

     No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Debt Security at the time and place and at the rate and in the money herein prescribed.

     The Corporation shall have the right at any time during the term of the Debt Securities and from time to time to extend the interest payment period of the Debt Securities for up to 20 consecutive quarterly periods (each, an "Extension Period") as provided in the Indenture. During the Extension Period no interest shall be due and payable; provided that no Extension Period may extend beyond the Maturity Date. To the extent permitted by applicable law, interest on the Debt Securities, the payment of which has been deferred, will bear interest thereon compounded quarterly. At the end of an Extension Period, the Corporation shall pay all interest accrued and unpaid on the Debt Securities, including any Additional Interest and Compounded Interest, that shall be payable.

     As provided in the Indenture and subject to certain limitations herein and therein set forth, this Debt Security is transferable by the registered holder hereof on the Debt Security Register of the Corporation, upon surrender of this Debt Security for registration of transfer at the office or agency of the Corporation in Louisville, Kentucky, accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debt Securities of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Debt Security, the Corporation may deem and treat the registered holder hereof as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and the Corporation shall not be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal or premium on, if any or the interest on this Debt Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Corporation or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for, the issuance hereof, expressly waived and released.

     The Debt Securities are issuable only in registered form without coupons in denominations of $100 and any integral multiple thereof. All terms used in this Debt Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     THE INTERNAL LAWS OF THE STATE OF KENTUCKY SHALL GOVERN THE INDENTURE
AND THE DEBT SECURITIES WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

                                 NOTICE OF CONVERSION

To:  Republic Bancorp, Inc.

          The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion below designated, into Class A Common Stock (the "Common Stock") of Republic Bancorp, Inc. (the "Company") in accordance with the terms of the Indenture referred to in the Security, between the Company and Steven E. Trager, as Trustee, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date:_______________

Principal Amount of Securities to be converted ($100 or integral multiples thereof): _______________

If a name or names other than the undersigned, please indicate in the spaces below the name or names in which the shares of Common Stock are to be issued, along with the address or addresses of such person or persons.

____________________________________________________
____________________________________________________
____________________________________________________

____________________________________________________
(Signed exactly as your name appears on the Security) (for conversion only)

Please print or typewrite name and address, including zip code, and social security or other identifying number.

____________________________________________________
____________________________________________________
____________________________________________________

Signature Guarantee:*_______________________

*Signature must be guaranteed by an "eligible institution," that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Security Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                     ARTICLE VII
                       PARTICULAR COVENANTS OF THE CORPORATION

     SECTION 7.01. PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

     The Corporation covenants and agrees for the benefit of holders of Debt Securities that it will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest on each of the Debt Securities at the place, at the respective times and in the manner provided in such Debt Securities, except with respect to its right to extend such payments as described herein.

     SECTION 7.02. COVENANTS AS TO THE TRUST.

     In the event Debt Securities are issued to the Trust, for so long as such Trust Securities remain outstanding, the Corporation will (i) maintain 100% direct ownership of the Common Securities of the Trust, (ii) use its reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with a distribution of Debt Securities, the redemption of all of the Trust Securities of the Trust or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of the Trust, and (b) to otherwise continue not to be treated as an association taxable as a corporation or partnership for United States federal income tax purposes, and
(iii) use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Debt Securities.

                                     ARTICLE VIII
                           REMEDIES OF THE SECURITYHOLDERS
                                 IN EVENT OF DEFAULT

     SECTION 8.01. EVENTS OF DEFAULT.

     The following Events of Default with respect to Debt Securities or such other events as may be established with respect to the Debt Securities shall be "Events of Default" with respect to Debt Securities:

     (a) The Corporation defaults in the payment of any interest upon any Debt Securities when it becomes due and payable, and continuance of such default for a period of ten (10) days; provided, however, that a valid extension of an interest payment period by the Corporation in accordance with the terms of this Indenture shall not constitute a default in the payment of interest for this purpose; or

     (b) The Corporation defaults in the payment of all or any part of the principal of (or premium, if any, on) any Debt Securities as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Debt Securities in accordance with the terms of this Indenture shall not constitute a default in the payment of principal or premium, if any; or

     (c) The Corporation defaults in the performance, or breach, of any of its covenants or warranties in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Corporation by the Trustee or by the holders of at least 25% in principal amount of the outstanding Debt Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

     (d) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Corporation in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Corporation or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

     (e) The Corporation shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

     (f) As to Debt Securities issued to the Trust, such Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence except in connection with (i) the distribution of the Debt Securities to holders of such Trust Securities in liquidation of their interests in the Trust, (ii) the redemption of all of the outstanding Trust Securities of the Trust or (iii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration of the Trust.

     If an Event of Default occurs and is continuing with respect to the Debt Securities, then, and in each and every such case, unless the principal of all of the Debt Securities shall have already become due and payable, the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities then outstanding hereunder, by notice in writing to the Corporation, may declare the entire principal of all Debt Securities and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

     SECTION 8.02.  TRUSTEE MAY ENFORCE CLAIMS.

     All rights of action and claims under this Indenture or the Debt Securities may be prosecuted and enforced by the Trustee without the possession of any of the Debt Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Debt Securities in respect of which such judgment has been recovered.

     SECTION 8.03. APPLICATION OF MONEYS COLLECTED.

     Any moneys collected by the Trustee or the holders of the Debt Securities following an Event of Default shall be applied in the following order:

     First: To the payment of costs and expenses of collection and reasonable compensation to the Trustee and the holders of the Debt Securities, their agents, attorneys and counsel, and of all other expenses and liabilities incurred, and all advances made, by them except as a result of their negligence or bad faith;

     Second: To the payment of all Senior Indebtedness of the Corporation if and to the extent required herein;

     Third: In case the principal of the outstanding Debt Securities in respect of which moneys have been collected shall not have become due and be unpaid, to the payment of the amounts then due and unpaid upon Debt Securities for principal (and premium, if any), and interest on the Debt Securities, in respect of which or for the benefit of which money has been collected, ratably, without preference or priority of any kind, according to the amounts due on such Debt Securities for principal (and premium, if any) and interest, respectively; and

     Fourth: The balance, if any, to the Corporation.

     SECTION 8.04. REMEDIES CUMULATIVE AND CONTINUING.

     Except as otherwise provided herein, all powers and remedies given by this Article to the Securityholders or the Trustee shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the holders of the Debt Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Debt Securities, and no delay or omission of the Trustee or any holder of any of the Debt Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and every power and remedy given by this Article or by law to the Trustee or the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee and the Securityholders.

     SECTION 8.05.  CONTROL BY HOLDERS.

     The holders of a majority in principal amount of the Debt Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that

          (a) such direction shall not be in conflict with any rule of law or with this Indenture; and

          (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     SECTION 8.06.  ENFORCEMENT BY HOLDERS OF PREFERRED SECURITIES.

     If an Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on the Debt Securities on the date such interest or principal is otherwise payable, the Corporation acknowledges that, in such event, a holder of Preferred Securities may institute a Direct Action for the payment on or after the respective due date specified in the Debt Securities. The Corporation may not amend this Indenture to remove the foregoing right to bring a Direct Action (or to change this Section) without the prior written consent of all the holders of Preferred Securities. Notwithstanding any payment made to such holder of Preferred Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of and interest on the Debt Securities (including Additional Payments, if any) held by the Trust or the Property Trustee and the Corporation shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debt Securities.

         SECTION 8.07. WAIVER OF PAST DEFAULTS.

         Holders of not less than a majority in principal amount of the Debt Securities may on behalf of the holders of all the Debt Securities waive any past default hereunder and its consequences, except a default in the payment of the principal of or interest (including Additional Payments, if any) on any Debt Security (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Trustee).

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                      ARTICLE IX
                                SUPPLEMENTAL INDENTURES

     SECTION 9.01. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF SECURITYHOLDERS.

     The Board of Directors of the Corporation may adopt an indenture supplemental hereto, without the consent of the Securityholders, for one or more of the following purposes:

     (a) evidence the succession of another corporation to the Corporation, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Corporation, pursuant to Article Ten hereof,

     (b) to add to the covenants of the Corporation such further covenants, restrictions or conditions for the protection of the holders of Debt Securities as such Board of Directors shall consider to be for the protection of the holders of such Securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Securityholders upon such default;

     (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; provided that any such action shall not adversely affect the interests of the holders of the Debt Securities;

     (e) to make any change that does not adversely affect the rights of any Securityholder in any material respect; or

     (f) to provide for the issuance of and establish the form of the Debt Securities, to establish the form of any certifications required to be issued pursuant to the terms of this Indenture or the Debt Securities, or to add to the rights of the holders of Debt Securities.

     SECTION 9.02. SUPPLEMENTAL INDENTURES WITH CONSENT OF SECURITYHOLDERS.

     With the consent of the holders of not less than a majority in aggregate principal amount of the Debt Securities at the time outstanding, the Board of Directors of the Corporation may from time to time and at any time adopt a supplemental indenture or indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debt Securities so affected; provided, however, that no such supplemental indenture shall without the consent of the holders of each Debt Security then outstanding and affected thereby (i) extend the fixed maturity of any Debt Security or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or reduce any amount payable on redemption thereof or make the principal thereof or any interest or premium thereon payable in any coin or currency other than that provided in the Debt Securities, or impair or affect the right of any Securityholder to institute suit for payment thereof or the right of repayment, if any, at the option of the holder, without the consent of the holder of each Debt Security so affected, or (ii) reduce the aforesaid percentage of Debt Securities the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debt Security then affected; provided, further, that if the Debt Securities are held by the Trust, such supplemental indenture shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such supplemental indenture; provided further, that if the consent of the holder of each outstanding Debt Security is required, such supplemental indenture will not be effective until each holder of the Trust Securities of the Trust shall have consented to such supplemental indenture.

                                      ARTICLE X
                   CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

     SECTION 10.01. CORPORATION MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

     Nothing contained in this Indenture or in any of the Debt Securities shall prevent any consolidation or merger of the Corporation with or into any other corporation or corporations (whether or not affiliated with the Corporation), or successive consolidations or mergers in which the Corporation, or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposition of the property of the Corporation, or its successor or successors as an entirety, or substantially as an entirety, to any other corporation (whether or not affiliated with the Corporation, or its successor or successors) authorized to acquire and operate the same; provided, however, the Corporation hereby covenants and agrees that, upon any such consolidation, merger, sale, conveyance, transfer or other disposition, the due and punctual payment, in the case of the Corporation, of the principal of (premium, if any) and interest on all of the Debt Securities in accordance with their terms according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture with respect thereto to be kept or performed by the Corporation, shall be expressly assumed, by supplemental indenture by the entity formed by such consolidation, or into which the Corporation, shall have been merged, or by the entity which shall have acquired such property.

     SECTION 10.02. SUCCESSOR CORPORATION TO BE SUBSTITUTED.

     In case of any such consolidation, merger, sale, conveyance, transfer or other disposition and upon the assumption by the successor corporation, by supplemental indenture, of, in the case of the Corporation, the due and punctual payment of the principal of and premium, if any, and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Corporation, such successor corporation shall succeed to and be substituted for the Corporation, with the same effect as if it had been named herein as the Corporation, and thereupon the predecessor corporation shall be relieved of any further liability or obligation hereunder or upon the Debt Securities. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Corporation, any or all of the Debt Securities issuable hereunder which theretofore shall not have been signed by the Corporation. All the Debt Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debt Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debt Securities had been issued at the date of the execution hereof.

                                      ARTICLE XI
                          SATISFACTION AND DISCHARGE OF INDENTURE

     SECTION 11.01. DISCHARGE OF INDENTURE.

     When (a) the Corporation shall cancel all Debt Securities (other than any Debt Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided herein), or (b) all the Debt Securities not theretofore canceled shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and the Corporation shall deposit in trust, funds sufficient to pay at maturity or upon redemption all of the Debt Securities (other than any Debt Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided herein) not theretofore canceled, including principal and premium, if any, and interest due or to become due to such date of maturity or redemption date, as the case may be, then this Indenture shall cease to be of further effect except for such provisions as are necessary in order to accomplish the orderly and final payment of the Debt Securities.

     SECTION 11.02. DEPOSITED MONEYS AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST.

     All moneys deposited pursuant to Section 7.01 shall be held in trust and applied to the payment, either directly or through any paying agent (including the Corporation if acting as its own paying agent), to the holders of the particular Debt Securities for the payment of which such moneys or U.S. Government Obligations have been deposited in trust, of all sums due and to become due thereon for principal, premium, if any, and interest.

                                     ARTICLE XII
          IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

     SECTION 12.01. INDENTURE AND DEBT SECURITIES SOLELY CORPORATE OBLIGATIONS.

     No recourse for the payment of the principal of or premium, if any, or interest on any Debt Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Corporation in this Indenture or in any supplemental indenture or in any such Debt Security, or because of the creation of any

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indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Corporation or of any successor corporation of the Corporation, either directly or through the Corporation or any successor corporation of the Corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debt Securities.

                                     ARTICLE XIII
                            CONVERSION OF DEBT SECURITIES

     SECTION 13.01. CONVERSION RIGHTS.

     Subject to and upon compliance with the provisions of this Article, the Debt Securities are convertible, at the option of the holder, at any time on or before 5:00 p.m. (Louisville, Kentucky time) on the Business Day immediately preceding the date of repayment of such Debt Securities, whether at maturity or upon redemption, into fully paid and nonassessable shares of Common Stock of the Corporation at a conversion rate of 5 shares of Common Stock for each $100 in aggregate principal amount of Debt Securities (equal to a conversion price of $20 per share of Common Stock), subject to adjustment as described in this Article XIII. A holder of Securities may convert any portion of the principal amount of the Debt Securities into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the principal amount of the Debt Securities to be converted by such conversion price. In case a Debt Security or portion thereof is called for redemption, such conversion right in respect of the Debt Security or portion so called shall expire at 5:00 p.m. (Louisville, Kentucky time) on the Business Day immediately preceding the corresponding Redemption Date, unless the Corporation defaults in making the payment due upon redemption.

         SECTION 13.02.  CONVERSION PROCEDURES.

     (a) To convert all or a portion of the Debt Securities, the holder thereof shall deliver to the Conversion Agent an irrevocable notice of conversion setting forth the principal amount of Debt Securities to be converted, together with the name or names, if other than the holder, in which the shares of Common Stock should be issued upon conversion and surrender to the Conversion Agent the Debt Securities to be converted, duly endorsed or assigned to the Corporation or in blank. In addition, a holder of Trust Securities may exercise its right under the Declaration to convert such Trust Securities into Common Stock by delivering to the Conversion Agent an irrevocable Notice of Conversion setting forth the information called for by the preceding sentence and directing the Conversion Agent (i) to exchange such Trust Security for a portion of the Debt Securities held by the Trust (at an exchange rate of $100 liquidation amount of Debt Securities for each Trust Security) and (ii) to immediately convert such Debt Securities, on behalf of such holder, into Common Stock of the Corporation pursuant to this
Article XIII and surrendering such Trust Securities, duly endorsed or assigned to the Corporation or in blank. So long as any Trust Securities are outstanding, the Trust shall not convert any Debt Securities except pursuant to a Notice of Conversion delivered to the Conversion Agent by a holder of Trust Securities.

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


     In the case of any Debt Security which is converted after any Record Date and on or prior to the next succeeding Interest Payment Date, interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at 5:00 p.m. (Louisville, Kentucky time) on such Record Date. Except as otherwise expressly provided in this section, interest whose Stated Maturity is after the date of conversion of such Debt Security shall not be payable, and the Corporation shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest on the Debt Securities being converted, which shall be deemed to be paid in full. Subject to any right of the holder of such Debt Security or any Predecessor Security to receive interest as provided in this section, the Corporation's delivery upon conversion of the fixed number of shares of Common Stock into which the Debt Securities are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Corporation's obligation to pay the principal amount at Maturity of the portion of Debt Securities so converted and any unpaid interest accrued on such Debt Securities at the time of such conversion. If any Debt Security called for redemption is converted (and any interest payable in respect of such converted Debt Security pursuant to this section shall have been paid in full), any money deposited with the Trustee or with any paying agent or so segregated and held in trust for the redemption of such Debt Security shall (subject to any right of the holder of such Debt Security or any Predecessor Security to receive interest as provided in this section) be paid to the Corporation or, if then held by the Corporation, shall be discharged from such trust.

     If a Notice of Conversion is delivered after the Record Date and prior to the subsequent Interest Payment Date, the holder will be entitled to receive the interest payable on the subsequent Interest Payment Date on the portion of Debt Securities to be converted notwithstanding the conversion thereof prior to such Interest Payment Date. If a Notice of Conversion is delivered during an Extension Period and after the Trust (or, after liquidation of the Trust, the Trustee) has mailed a notice of redemption with respect to the Debt Securities that are converted, all accrued and unpaid interest on such Debt Securities (including Compounded Interest, if any) to the most recent Interest Payment Date prior to the date of such conversion, whether or not such Interest Payment Date falls in such Extension Period (or, if the Notice of Conversion is delivered (A) during an Extension Period, (B) on or prior to an Interest Payment Date as to which the payment of interest is to be deferred as a result of such Extension Period and (C) after the Record Date for the Interest Payment Date referred to in clause (B) above, all accrued and unpaid interest on such Debt Securities (including Compounded Interest, if any) to such Interest Payment Date) shall be distributed to the holder who converts such Debt Securities, which payment shall be made on the redemption date fixed for redemption. Except as otherwise set forth above in this section, in the case of any Debt Security which is converted, interest whose Stated Maturity is after the date of conversion of such Debt Security shall not be payable, and the Corporation shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest on the Debt Securities being converted, which shall be deemed to be paid in full. If any Debt Security called for redemption is converted, any money deposited with the Trustee or with any paying agent or so segregated and held in trust for the redemption of such Debt Security shall (subject to any right of the holder of such Debt Security or any Predecessor Security to receive interest as provided in this section) be paid to the Corporation or, if then held by the Corporation, shall be discharged from such trust.

     Each conversion shall be deemed to have been effected immediately prior to 5:00 p.m. (Louisville, Kentucky time) on the day on which the Notice of Conversion was received (the "Conversion Date") by the Conversion Agent from the holder or from a holder of the Preferred Securities effecting a conversion thereof pursuant to its conversion rights under the Declaration, as the case may be. The Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the Conversion Date. As promptly as practicable on or after the Conversion Date, the Corporation shall issue and deliver at the office of the Conversion Agent, unless otherwise directed by the holder in the Notice of Conversion, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same. The Conversion Agent shall deliver such certificate or certificates to such Person or Persons.

     (b) No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof, the Corporation shall pay to the Conversion Agent a cash adjustment based on the last reported sale price of the Common Stock on the Conversation Date (or if such date is not a trading date, on the next trading date) if the Common Stock is then traded on a national securities exchange or is subject to quotation on an inter-dealer automated quotation system, or otherwise based upon the conversion price. The Conversion Agent in turn will make such payment, if any, to the holder of the Debt Securities or the holder of the Trust Securities so converted.

     (c) In the event of the conversion of any Debt Security in part only, a new Debt Security or Debt Securities for the unconverted portion thereof will be issued in the name of the holder thereof upon the cancellation thereof.

     (d) In effecting the conversion transactions described in this Section, the Conversion Agent is acting as agent of the holders of Trust Securities (in the exchange of Trust Securities for Debt Securities) and as agent of the holders of Debt Securities (in the conversion of Debt Securities into Common Stock), as the case may be, directing it to effect such conversion transactions. The Conversion Agent is hereby authorized (i) to exchange Debt Securities held by the Trust from time to time for Trust Securities in connection with the conversion of such Trust Securities in accordance with this Article XIII and (ii) to convert all or a portion of the Debt Securities into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the provisions of this Article XIII and to deliver to the Property Trustee a new Debt Security or Debt Securities for any resulting unconverted principal amount. If the Property Trustee no longer holds Debt Securities, the Trustee shall act as Conversion Agent hereunder.

         SECTION 13.03.  CONVERSION PRICE ADJUSTMENTS.

         The conversion price shall be subject to adjustment (without duplication) from time to time as follows:

     (a) In case the Corporation shall, while any of the Debt Securities are outstanding, (i) pay a dividend or make a distribution with respect to its Common Stock in shares of capital stock of the Corporation, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation, the conversion price and the kind and amount of capital stock that may be acquired upon conversion as in effect immediately prior to such action shall be adjusted so that the holder of any Debt Securities thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which he would have owned immediately following such action had such Debt Securities been converted immediately prior thereto. An adjustment made pursuant to this Section shall become effective immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in case of a subdivision, combination or reclassification (or immediately after the record date if a record date shall have been established for such event). If, as a result of an adjustment made pursuant to this Section, the holder of any Debt Security thereafter surrendered for conversion shall become entitled to receive shares of two or more classes or series of capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive and shall be described in a Board Resolution filed with the Trustee) shall determine the allocation of the adjusted conversion price between or among shares of such classes or series of capital stock.

     (b) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in the conversion price; provided, however, that any adjustments which by reason of this Section are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required.

     SECTION 13.04.  RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE OF
ASSETS.

     In the event that the Corporation shall be a party to any transaction (including without limitation (a) any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (b) any consolidation of the Corporation with, or merger of the Corporation into, any other Person, any merger of another Person into the Corporation (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), (c) any sale, transfer or lease of all or substantially all of the assets of the Corporation or (d) any compulsory share exchange pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each Debt Security then outstanding shall have the right thereafter to convert such Debt Security only into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock of the Corporation into which such Debt Security could have been converted immediately prior to such transaction.

         The Corporation or the Person formed by such consolidation or resulting from such merger or which acquired such assets or which acquires the Corporation's shares, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XIII. The above provisions shall similarly apply to successive transactions of the foregoing type.

     SECTION 13.05.  NOTICE OF ADJUSTMENTS OF CONVERSION PRICE.

     Whenever the conversion price is adjusted as herein provided:

          (a) the Corporation shall compute the adjusted conversion price and shall prepare a certificate signed by the chief financial officer or the treasurer of the Corporation setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee and the Conversion Agent; and

          (b) notice stating the conversion price has been adjusted and setting forth the adjusted conversion price shall as soon as practicable be mailed by the Corporation to all record holders of Trust Securities and the Debt Securities at their last addresses as they appear upon the transfer books of the Corporation and the Trust.

     SECTION 13.06. TRUSTEE NOT RESPONSIBLE FOR DETERMINING CONVERSION PRICE OR ADJUSTMENTS.

     Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any holder of any Debt Security to determine whether any facts exist which may require any adjustment of the conversion price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind of account) of any shares of Common Stock or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debt Security; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Debt Security for the purpose of conversion, or, except as expressly herein provided, to comply with any of the covenants of the Corporation contained herein.

                                     ARTICLE XIV
                           SUBORDINATION OF DEBT SECURITIES

     SECTION 14.01. AGREEMENT TO SUBORDINATE.

     The Corporation covenants and agrees, and each holder of Debt Securities issued hereunder and under any supplemental indenture or by any resolutions by the Boards of Directors of the Corporation ("Additional Provisions") by such Securityholder's acceptance thereof likewise covenants and agrees, that all Debt Securities shall be issued subject to the provisions of this Article; and each holder of a Debt Security, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

     The payment by the Corporation of the principal of, premium, if any, and interest on all Debt Securities issued hereunder and under any Additional Provisions shall, to the extent and in the

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


manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Corporation, whether outstanding at the date of this Indenture or thereafter incurred.

     No provision of this Article shall prevent the occurrence of any default or Event of Default hereunder.

     SECTION 14.02. DEFAULT ON SENIOR INDEBTEDNESS.

     In the event and during the continuation of any default by the Corporation in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Corporation, or in the event that the maturity of any Senior Indebtedness of the Corporation, as the case may be, has been accelerated because of a default, then, in either case, no payment shall be made by the Corporation, with respect to the principal of, or premium, if any, or interest on the Debt Securities.

     SECTION 14.03. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

     Upon any payment by the Corporation or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Corporation, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness of the Corporation, shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Corporation, on account of the principal (and premium, if any) or interest on the Debt Securities; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Corporation, or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, to which the Securityholders would be entitled to receive from the Corporation, except for the provisions of this Article, shall be paid by the Corporation, or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Securityholders if received by them or it, directly to the holders of Senior Indebtedness of the Corporation (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Corporation) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Securityholders.

     SECTION 14.04  SUBROGATION.

     Subject to the payment in full of all Senior Indebtedness of the Corporation, the Securityholders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Corporation, applicable to such Senior Indebtedness until the principal of, and premium, if any, and interest on the Debt Securities shall have been paid in full.

     Nothing contained in this Article or elsewhere in this Indenture, any Additional Provisions or in the Debt Securities is intended to or shall impair, as between the Corporation, its creditors other than the holders of Senior Indebtedness of the Corporation, and the holders of the Debt Securities, the obligation of the Corporation, which is absolute and unconditional, to pay to the holders of the Debt Securities the principal of (and premium, if any) and interest on the Debt Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Debt Securities and creditors of the Corporation, other than the holders of Senior Indebtedness of the Corporation, nor shall anything herein or therein prevent the holder of any Debt Security from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article of the holders of such Senior Indebtedness in respect of cash, property or securities of the Corporation, received upon the exercise of any such remedy.

     Upon any payment or distribution of assets of the Corporation referred to in this Article, the Securityholders shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Securityholders, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

     SECTION 14.05. SUBORDINATION MAY NOT BE IMPAIRED.

     No right of any present or future holder of any Senior Indebtedness of the Corporation to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Corporation, with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Corporation may, at any time and from time to time, without the consent of or notice to the Securityholders, without incurring responsibility to the Securityholders and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the holders of the Debt Securities to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Corporation, and any other Person.

                                      ARTICLE XV
                                     THE TRUSTEE

     SECTION 15.01.  CERTAIN DUTIES AND RESPONSIBILITIES.

     No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or indemnity reasonably satisfactory to the Trustee against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 15.01.

     SECTION 15.02.  NOTICE OF DEFAULTS.

         The Trustee shall give the holders notice of any default hereunder, provided, however, that except in the case of any default of the character specified in Section 8.01(c), no such notice to holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

     SECTION 15.03.  CERTAIN RIGHTS OF TRUSTEE.

     Subject to the provisions of Section 15.01:

     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Corporation mentioned herein shall be sufficiently evidenced by a written request signed in the name of the Corporation by its Chairman, President, or a Vice President, and delivered to the Trustee, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

     (d) the Trustee may consult with counsel of its choice and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to reasonable examination of the books, records and premises of the Corporation, personally or by agent or attorney;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

     (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence or willful misconduct, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

     SECTION 15.04.  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

     The recitals contained herein and in the Debt Securities shall be taken as the statements of the Corporation, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities. The Trustee shall not be accountable for the use or application by the Corporation of the Debt Securities or the proceeds thereof.

     SECTION 15.05.  MONEY HELD IN TRUST.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Corporation.

     SECTION 15.06.  COMPENSATION AND REIMBURSEMENT.

     The Corporation agrees

     (a) to pay to the Trustee from time to time such compensation as the Corporation and the Trustee shall from time to time agree in writing for all services rendered by it hereunder;

     (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, fees, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

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


     (c) to indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 8.01(d) or Section 8.01(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

     The provisions of this Section shall survive the termination of this Indenture.

     SECTION 15.07.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 15.08.

     (b) The Trustee may resign at any time by giving written notice thereof to the Corporation. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time by act of the holders of a majority in principal amount of the Debt Securities, delivered to the Trustee and to the Corporation. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (d) If at any time the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in such case, (A) the Corporation by Board Resolution may remove the Trustee, or (B) any holder who has been a bona fide holder of a Debt Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Corporation, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by act of the holders of a majority in principal amount of the Debt Securities delivered to the Corporation and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Corporation. If no successor Trustee shall have been so appointed by the

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Corporation or the holders and accepted appointment in the manner hereinafter provided, any holder who has been a bona fide holder of a Debt Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     SECTION 15.08.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Corporation and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided, that on request of the Corporation or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Corporation shall execute any and all instruments required to more fully and certainly vest in and confirm to such successor Trustee all such rights, powers and trusts.

                                     ARTICLE XVI
                               MISCELLANEOUS PROVISIONS

     SECTION 16.01. SUCCESSORS.

     All the covenants, stipulations, promises and agreements in this Indenture contained by the Corporation shall bind to successors and assigns whether so expressed or not.

     SECTION 16.02. OFFICIAL ACTS BY SUCCESSOR CORPORATION.

     Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Corporation shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Corporation.

     SECTION 16.03. ADDRESSES FOR NOTICES, ETC.

     Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the holders of Debt Securities on the Corporation may be given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporation, 601 West Market Street, Louisville, Kentucky 40202, Attention:
Steven E. Trager.

     SECTION 16.04. GOVERNING LAW.

     This Indenture and each Debt Security shall be deemed to be a contract made under the laws of the State of Kentucky, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to conflict of laws principles thereof.

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     SECTION 16.05.  HEADINGS, ETC.

     The titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     SECTION 16.06. SEVERABILITY.

     In case any one or more of the provisions contained in this Indenture or in the Debt Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Debt Securities, but this Indenture and such Debt Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     SECTION 16.07. ASSIGNMENT.

     The Corporation will have the right at all times to assign any of its respective rights or obligations under this Indenture to a direct or indirect wholly owned Subsidiary of the Corporation, provided that, in the event of any such assignment, the Corporation, will remain liable for all such obligations. Subject to the foregoing, the Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties thereto.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.

                              REPUBLIC BANCORP, INC.



                              By:     /s/ STEVEN E. TRAGER
                                  --------------------------------
                              Title:  President



                              /s/ STEVEN E. TRAGER
                              ----------------------------
                              STEVEN E. TRAGER, as Trustee




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